Exhibit 99.6

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST

MAIL CODE EX0-01-G

WAYZATA, MN 55391

VOTE ONLINE - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2019. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by TCF in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2019. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDING THE SPECIAL MEETING

If you plan to attend the Special Meeting, you will be required to present a valid form of photo identification and this admission ticket to be admitted.

To view or print a copy of the joint proxy statement/prospectus, go to www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E79695-S85606                      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TCF FINANCIAL CORPORATION

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain
1.

Adoption of the Agreement and Plan of Merger, dated as of January 27, 2019 (as it may be amended from time to time), by and between TCF Financial Corporation (“TCF”) and Chemical Financial Corporation (“Chemical”), pursuant to which TCF will merge with and into Chemical, with Chemical surviving the merger (the “TCF merger proposal”).

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2.

Approval, on a non-binding advisory basis, of certain compensation that will or may be paid by TCF to its named executive officers that is based on or otherwise relates to the merger (the “TCF compensation proposal”).

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3.

Approval of the adjournment of the special meeting of TCF stockholders to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the TCF merger proposal if there are insufficient votes to approve the TCF merger proposal at the time of the special meeting (the “TCF adjournment proposal”).

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For address change and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Special Meeting of Stockholders

June 7, 2019 at 9:00 a.m. CT

TCF Minnetonka office, 11100 Wayzata Boulevard

Minnetonka, Minnesota 55305

Please present this admission ticket, along with a valid form of photo identification,

to gain admittance to the Special Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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E79696-S85606

TCF FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

June 7, 2019

As the stockholder(s) named on this card, you hereby appoint Brian W. Maass and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Special Meeting of Stockholders to be held at 9:00 a.m. Central Time on June 7, 2019 (the “Special Meeting”), at TCF Minnetonka office, 11100 Wayzata Boulevard, Minnetonka, Minnesota 55305, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Special Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Special Meeting, subject to any directions indicated on the reverse side of this card.

If shares of stock are owned through the TCF 401(k) Plan (“401(k) Plan”), your vote will provide voting instructions to the 401(k) Plan trustee which has been instructed to vote all shares at the Special Meeting and any adjournment thereof. The Advisory Committee for the 401(k) Plan will instruct the 401(k) Plan trustee to vote all shares in the 401(k) Plan for which instructions are not received from you by June 4, 2019.

This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the Special Meeting. If no such directions are made, this proxy will be voted: (a) FOR the TCF merger proposal, (b) FOR the approval, in a non-binding advisory vote, of the TCF compensation proposal and (c) FOR the TCF adjournment proposal. The proxies will vote in their own discretion: (a) any other business that may properly come before the Special Meeting for which the Board of Directors did not receive timely notice and (b) matters incident to the conduct of the Special Meeting. The stockholder can revoke this proxy after submitting it (see proxy statement).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE